Exhibit 3.2

LIMITED LIABILITY COMPANY AGREEMENT

OF

REDWOOD MERGER SUB, LLC

Dated as of September 30, 2025

This Limited Liability Company Agreement (this “Agreement”) of Redwood Merger Sub, LLC is entered into by Rayonier Inc. (the “Member”).

The Member hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”), to be treated as an entity that is disregarded as separate from its owner for U.S. federal income tax purposes, and hereby agrees as follows:

1.

Name. The name of the limited liability company formed hereby is Redwood Merger Sub, LLC (the “Company”). The Company may do business under that name and, as permitted by applicable law, under any other name determined from time to time by the Member.

2.

Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

3.

Term. The term of the Company commenced on the date the certificate of formation of the Company was filed in the office of the Secretary of State of the State of Delaware and shall continue until the Company is dissolved pursuant to the provisions of Section 8.

4.

Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The Company may also have offices at such other places within or without the State of Delaware as the Member may from time to time designate or the business of the Company may require.

5.

Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.

6.	Member. The name and the mailing address of the Member are as follows:

Name	Address
Rayonier Inc.	1 Rayonier Way Wildlight, Florida 32097

7.

Management of the Company. (a) The Member shall be the “Manager” as defined in the Act. The property, business and affairs of the Company shall be managed and conducted by the Member. The Company may only act and bind itself through the consent of the Member, or through the actions of the agents and employees of the Company (as described in paragraph (b) below) if and to the extent authorized by this Agreement or by the consent of the Member in accordance with the provisions of this Agreement. The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by a member under the laws of the State of Delaware.

(b) The Member may (i) authorize by written action any person to enter into and perform any agreement on behalf of the Company, (ii) appoint one or more officers with such titles and duties and powers as the Member may determine and (iii) appoint individuals, with such titles as it may select, as employees or officers of the Company to act on behalf of the Company, with such power and authority as the Member may delegate from time to time to any such person. Any such persons, officers and employees designated by the Member to act on behalf of the Company may be appointed or removed by the Member at any time and from time to time, with or without cause.

(c) Any person or entity dealing with the Company, the Member or any of the persons described in paragraph (b) above (collectively, the “Authorized Persons”) may rely upon a certificate signed by the Member (or the Secretary of the Company), as to the identity of the Member or an Authorized Person and as to the authority of the Member or such Authorized Person to execute and deliver any instrument or document on behalf of the Company.

(d) Mark R. Bridwell (or such other person as may from time to time be designated by the Member for such purpose) are hereby designated as Authorized Persons, within the meaning of the Act, to execute, deliver and cause to be filed any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

8.

Dissolution; Liquidation. (a) The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member or (ii) any other event or circumstance giving rise to the dissolution of the Company under the Act, unless the Company’s existence is continued pursuant to the Act.

(b) Upon dissolution of the Company, the Company shall immediately commence to wind up its affairs and the Member shall promptly liquidate the business of the Company. During the period of the winding up of the affairs of the Company, the rights and obligations of the Member under this Agreement shall continue.

(c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied as follows: (i) first, to creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and (ii) thereafter, to the Member.

(d) Upon the completion of the winding up of the Company, the Member shall file a certificate of dissolution in accordance with the Act.

9.

Capital Contributions. No capital contribution has yet been made to the Company. The Member shall have the right, but not the obligation, to make capital contributions to the Company at the times and in the amounts determined by the Member.

10.	Allocation of Profits and Losses. The Company’s profits and losses shall be allocated at the end of each calendar year (and at such other times, if any, as the Member shall determine) to the Member.

11.

Distributions. Distributions may be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding anything to the contrary contained herein, the Company, and the Member on behalf of the Company, shall not make a distribution to the Member on account of the interest of the Member in the Company if such distribution would violate § 18-607 of the Act or any other applicable law.

12.	Assignments. The Member may assign in whole or in part its membership interest.

13.	Resignation. A Member may only resign from the Company if it has transferred all of its interest in the Company to another person or entity.

14.

Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the Member upon such additional member(s)’s execution of a counterpart signature page to this Agreement. Upon the admission to the Company of any additional member(s), the Member shall cause this Agreement to be amended and restated to reflect the admission of such additional member(s) and the initial capital contribution, if any, of such additional member(s), and to include such other provisions as the members may agree to reflect the change of status of the Company upon the admission of such additional member(s).

15.

Liability of the Member. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

16.

Exculpation. (a) To the fullest extent permitted by applicable law, neither the Member, any Authorized Person, nor any of their respective affiliates, directors, trustees, members, officers, controlling persons or employees (each, a “Covered Person”), shall be liable to the Company or the Member for any loss, liability, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company. Whenever in this Agreement a Covered Person is permitted or required to make decisions in good faith, the Covered Person shall act under such standard and shall not be subject to any other or different standard imposed by this Agreement or any relevant provisions of law or in equity or otherwise.

(b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person or entity as to matters the Covered Person reasonably believes are within such person’s or entity’s professional or expert competence.

17.

Fiduciary Duty. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Member, a Covered Person acting under this Agreement shall not be liable to the Company or to the Member for such Covered Person’s good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

18.

Indemnification and Insurance. (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Manager or officer of the Company or is or was serving at the request of the Company as a manager, director or officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Manager, director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Manager. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Act requires, the payment of such expenses incurred by a Manager or officer in his or her capacity as a Manager or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Manager or officer, to repay all amounts so advanced if it shall ultimately be determined that such Manager or officer is not entitled to be indemnified under this Section or otherwise. The Company may, by action of the Manager, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of the Manager and officers.

(b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the Act for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Manager, independent legal counsel or its Member(s)) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Company (including its Manager, independent legal counsel or its Member(s)) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Non Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Agreement, other agreement, action of the Manager or otherwise.

(d) Insurance. The Company may maintain insurance, at its expense, to protect itself and any Manager, officer, employee or agent of the Company or another company, corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Act.

19.

Expenses. To the fullest extent permitted by applicable law, expenses (including attorneys’ fees and disbursements) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding, subject to recapture by the Company following a later determination that such Covered Person was not entitled to be indemnified hereunder.

20.

Amendment, Waiver, Etc. This Agreement may not be amended or supplemented, and no waiver of or consent to departures from the provisions hereof shall be effective, unless set forth in a writing signed by the Member.

21.

Miscellaneous. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. This Agreement shall be binding upon and inure to the benefit of the Member and its successors and permitted assigns. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted. Except as provided in Sections 16 through 19 with respect to the exculpation and indemnification of Covered Persons, nothing in this Agreement shall confer any rights upon any person or entity other than the Member and his successors and permitted assigns. The provisions of this Agreement are intended only for the regulation of relations between the Member and former or prospective members and the Company. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

22.

Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), ALL RIGHTS AND REMEDIES BEING GOVERNED BY SUCH LAWS.

IN WITNESS WHEREOF, the undersigned being the sole Member and Manager of the Company, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.

RAYONIER INC.

By:	/s/ Mark R. Bridwell
Name:	Mark R. Bridwell
Title:	Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to Redwood Merger Sub, LLC Operating Agreement]